Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

RECORD SECOND QUARTER 2005 FINANCIAL RESULTS

ITASCA, IL, July 26, 2005 — Gallagher today reported its financial results for the quarter and six-month period ended June 30, 2005. A printer-friendly format is available at www.ajg.com.

Quarter Ended June 30

						Diluted Net Earnings (Loss) Per Share
	Revenues			Net Earnings (Loss)
Segment	2nd Q 05	2nd Q 04	Chg	2nd Q 05	2nd Q 04	2nd Q 05	2nd Q 04
	($ in millions)			($ in millions)
Brokerage	$246.8	$223.3	11%	$33.5	$35.3	$0.35	$0.37
Risk Management	89.6	86.0	4%	14.2	11.3	0.15	0.12

Brokerage & Risk Management	336.4	309.3	9%	47.7	46.6	0.50	0.49

Financial Services	34.7	24.4	—	(3.5)	(0.3)	(0.04)	—
Impact of FIN 46	—	35.0	—	—	—	—	—

Discontinued Operations
Brokerage & Risk Management	—	—	—	—	(0.1)	—	—
Financial Services	—	—	—	7.6	(0.1)	0.08	—

Total Company	$371.1	$368.7	1%	$51.8	$46.1	$0.54	$0.49

Six Months Ended June 30

	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 05	6 Mths 04	Chg	6 Mths 05	6 Mths 04	6 Mths 05	6 Mths 04
	($ in millions)			($ in millions)
Brokerage	$472.1	$425.8	11%	$53.9	$62.0	$0.57	$0.65
Litigation Matters	—	—	—	(21.0)	—	(0.22)	—
Risk Management	181.2	167.4	8%	27.4	21.4	0.29	0.23

Brokerage & Risk Management	653.3	593.2	10%	60.3	83.4	0.64	0.88

Financial Services	64.6	46.0	—	(5.5)	2.2	(0.06)	0.02
Litigation Matters	—	—	—	(84.2)	—	(0.90)	—
Impact of FIN 46	—	60.9	—	—	—	—	—

Discontinued Operations
Brokerage & Risk Management	—	—	—	(0.2)	—	—	—
Financial Services	—	—	—	7.4	(0.6)	0.08	—

Total Company	$717.9	$700.1	3%	$(22.2)	$85.0	$(0.24)	$0.90

“Given the significant demands facing Gallagher related to the industry-wide issues surrounding contingent commissions, I couldn’t be more pleased with our results,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “On May 18, 2005, we reached a national agreement with regulators here in our home state of Illinois that we believe allows us to move forward in this new environment. However, we must still resolve these issues in 18 other states and 13 class action lawsuits, which are certainly distractive and consume our energies. Nonetheless, we continue to sell and provide our clients with excellent service.”

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Brokerage and Risk Management Combined Second Quarter Highlights – Record Earnings

•	Revenue growth of 9%, of which 2% is organic.

•	In second quarter 2005, commission audits resulted in one-time commission refunds of $2.4 million, or $.02 per diluted share.

•	Pretax margin of 18%. The 0.4% margin reduction from 2004 results primarily from investments in new hires of 0.5%, foreign currency translation of 0.6%, increased pension costs of 0.7%, professional fees of 0.6% and one-time commission refunds of 0.6%, which were offset by a pension curtailment gain of 3%. As previously announced, effective June 30, 2005, Gallagher made amendments to several employee benefit plans that resulted in a second quarter 2005, pretax gain of $10.0 million. Gallagher estimates quarterly pretax savings as a result of these amendments of approximately $5.0 million in both third and fourth quarters 2005 and approximately $3.0 million quarterly thereafter.

•	Gallagher ceased entering into new contingent commission agreements as a retail broker effective January 1, 2005. Below is a table that shows revenues recognized in 2004 related to 2003 retail contingent commission contracts and in 2005 related to 2004 retail contingent commission contracts. The increase in contingent commissions in 2005 resulted from brokers acquired in 2004.

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2004	$15.9	$7.8	$1.9	$8.2
2005	16.7	9.4

•	In first quarter 2005, Gallagher sold its two medical claim management operations. Historical revenues and expenses related to these entities have been reclassified as discontinued operations.

•	Effective tax rate of 23% versus 20% in 2004.

Brokerage Segment Second Quarter Highlights

•	Revenue growth of 11%, of which 1% is organic.

•	Closed five acquisitions and the pipeline remains strong.

•	Second quarter compensation ratio was 0.4% lower than 2004. The pension curtailment gain of 2.8% was mostly offset by compensation expense related to new hires in the retail operations of 0.5%, new hires and charges related to staffing changes made in Gallagher’s London and reinsurance operations of 0.2%, increased stock option expense of 0.3%, increased pension costs of 0.7% and one-time commission refunds of 0.6%.

•	Second quarter operating expense ratio was 2.9% higher than 2004, reflecting the impact of foreign currency translation of 0.6%, professional fees of 0.9%, increased insurance costs of 0.9% and one-time commission refunds of 0.2%.

•	Pretax margin of 18%. The 2.2% margin reduction from 2004 results primarily from the compensation and operating expense factors discussed above.

Risk Management Segment Second Quarter Highlights – Record Earnings

•	Diluted earnings per share growth of 25%; 32% growth in pretax earnings.

•	Revenue growth of 4%, all of which is organic. The rate of revenue growth is less than first quarter 2005 due to (i) reduced claim count frequency from existing clients in the international operations and (ii) reduced levels of new business in the latter part of 2004 and early 2005, and a slower rate of increase in claim counts from existing clients.

•	Second quarter compensation ratio was 0.2% higher than 2004. The pension curtailment gain of 3.5% was mostly offset by increased pension costs of 0.6%, lower revenues in International operations and to compensation expense related to new hires to support new business growth anticipated in the second half of 2005.

•	Second quarter operating expense ratio was 4.6% lower than 2004 due to expense savings initiatives put in place in the latter part of 2004.

•	Pretax margin of 21%. The 4.4% margin improvement over 2004 results primarily from expense savings initiatives put in place in 2004 and the impact of the pension curtailment gain.

•	Clients’ use of Gallagher’s proprietary Risx-Facs® system now exceeds 18 million page views per month.

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Financial Services Segment Highlights

•	In second quarter 2005, Gallagher completed the sale of its Florida Community Development investment and recorded a one time gain of $12.6 million ($0.08 per diluted share after tax). Because this was a consolidated investment with significant assets and liabilities, GAAP requires classification of historical revenues and expenses related to this investment as discontinued operations.

•	In second quarter 2005, Gallagher received $5.8 million in cash comprising a $2.1 million dividend ($0.02 per diluted share after tax) and a $3.7 million return of capital from one of its Bermuda Insurance Investments. On July 19, 2005, Gallagher sold its remaining interest in this investment for cash. No gain or loss resulted from this sale.

•	In second quarter 2005, Gallagher sold its interest in the Biogas Project and recognized a $1.3 million gain ($0.01 per diluted share after tax).

•	Revenues and tax credits related to Gallagher’s Syn/Coal investments may phase out if average oil prices reach certain levels. Gallagher estimates that the commonly reported crude oil price would need to average approximately $67 per barrel for the remainder of 2005 for any phase-out to begin and average approximately $93 per barrel for the remainder of 2005 for a complete phase-out.

•	Gallagher estimates a net loss of $.04 per diluted share in both third and fourth quarters 2005 for the Financial Services Segment, which was the same guidance as Gallagher provided for these periods in Gallagher’s first quarter earnings release issued on April 26, 2005.

•	Adoption of FIN 46 - In third quarter 2003, Gallagher adopted a new accounting pronouncement, FASB Interpretation No. 46 (FIN 46) - “Consolidation of Variable Interest Entities,” which required the company to consolidate one investment not previously consolidated because the company does not control the investment through a majority voting interest. Previously reported financial statements were not restated for the adoption of FIN 46. During third quarter 2004, Gallagher sold a portion of its interest in this investment, which eliminated the requirement to consolidate the investment under the FIN 46 rules. This investment is now accounted for using equity method accounting.

The company will host a webcast conference call on Wednesday, July 27, 2005 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded under the symbol “AJG” on the New York Stock Exchange.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the area of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2005	3 Months Ended June 30, 2004	6 Months Ended June 30, 2005	6 Months Ended June 30, 2004
BROKERAGE SEGMENT
Commissions	$201.1	$185.3	$393.6	$358.2
Fees	40.9	35.1	70.3	62.2
Investment income - fiduciary	4.8	2.9	8.2	5.4

Revenues	246.8	223.3	472.1	425.8

Compensation	140.7	128.1	282.5	249.0
Operating	53.7	42.1	102.1	84.2
Depreciation	3.7	3.2	7.1	6.3
Amortization	5.2	5.7	10.4	8.6
Litigation and contingent commission related matters	—	—	35.0	—

Expenses	203.3	179.1	437.1	348.1

Earnings from continuing operations before income taxes	43.5	44.2	35.0	77.7
Provision for income taxes	10.0	8.9	2.1	15.7

Earnings from continuing operations	$33.5	$35.3	$32.9	$62.0

Diluted earnings from continuing operations per share	$0.35	$0.37	$0.35	$0.65
Growth - revenues	11%	11%	11%	10%
Organic growth in commissions and fees (1)	1%	4%	1%	2%
Growth - pretax earnings	-2%	15%	NMF	19%
Compensation expense ratio	57%	57%	60%	58%
Operating expense ratio	22%	19%	22%	20%
Pretax profit margin before litigation related matters (2)	18%	20%	15%	18%
Effective tax rate	23%	20%	NMF	20%

RISK MANAGEMENT SEGMENT
Fees	$89.0	$85.6	$180.0	$166.7
Investment income - fiduciary	0.6	0.4	1.2	0.7

Revenues	89.6	86.0	181.2	167.4

Compensation	48.4	46.3	99.8	90.7
Operating	20.4	23.6	41.5	46.1
Depreciation	2.2	2.0	4.0	4.0
Amortization	0.1	0.1	0.2	0.2

Expenses	71.1	72.0	145.5	141.0

Earnings from continuing operations before income taxes	18.5	14.0	35.7	26.4
Provision for income taxes	4.3	2.7	8.3	5.0

Earnings from continuing operations	$14.2	$11.3	$27.4	$21.4

Diluted earnings from continuing operations per share	$0.15	$0.12	$0.29	$0.23
Growth - revenues	4%	21%	8%	20%
Organic growth in fees (1)	4%	21%	8%	20%
Growth - pretax earnings	32%	43%	35%	31%
Compensation expense ratio	54%	54%	55%	54%
Operating expense ratio	23%	27%	23%	28%
Pretax profit margin	21%	16%	20%	16%
Effective tax rate	23%	19%	23%	19%

BROKERAGE & RISK MANAGEMENT COMBINED
Commissions	$201.1	$185.3	$393.6	$358.2
Fees	129.9	120.7	250.3	228.9
Investment income - fiduciary	5.4	3.3	9.4	6.1

Revenues	336.4	309.3	653.3	593.2

Compensation	189.1	174.4	382.3	339.7
Operating	74.1	65.7	143.6	130.3
Depreciation	5.9	5.2	11.1	10.3
Amortization	5.3	5.8	10.6	8.8
Litigation and contingent commission related matters	—	—	35.0	—

Expenses	274.4	251.1	582.6	489.1

Earnings from continuing operations before income taxes	62.0	58.2	70.7	104.1
Provision for income taxes	14.3	11.6	10.4	20.7

Earnings from continuing operations	$47.7	$46.6	$60.3	$83.4

Diluted earnings from continuing operations per share	$0.50	$0.49	$0.64	$0.88
Growth - revenues	9%	14%	10%	13%
Organic growth in commissions and fees (1)	2%	9%	3%	7%
Growth - pretax earnings	7%	21%	NMF	22%
Compensation expense ratio	56%	56%	59%	57%
Operating expense ratio	22%	21%	22%	22%
Pretax profit margin before litigation related matters (2)	18%	19%	16%	18%
Effective tax rate	23%	20%	NMF	20%

See notes to second quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2005	3 Months Ended June 30, 2004	6 Months Ended June 30, 2005	6 Months Ended June 30, 2004
FINANCIAL SERVICES SEGMENT
Investment income	$30.9	$22.3	$60.9	$41.4
Impact of FIN 46 on investment income	—	35.0	—	60.9
Investment gains (losses)	3.8	2.1	3.7	4.6

Revenues	34.7	59.4	64.6	106.9

Investment expenses	33.2	20.1	59.6	34.7
Impact of FIN 46 on investment expenses	—	33.9	—	58.6
Interest	3.0	2.4	5.6	4.3
Depreciation	3.1	2.2	6.4	3.9
Impact of FIN 46 on depreciation expense	—	1.1	—	2.3
Litigation related matters	—	—	131.0	—

Expenses	39.3	59.7	202.6	103.8

Earnings (loss) from continuing operations before income taxes	(4.6)	(0.3)	(138.0)	3.1
Provision (benefit) for income taxes	(1.1)	—	(48.3)	0.9

Earnings (loss) from continuing operations	$(3.5)	$(0.3)	$(89.7)	$2.2

Diluted earnings (loss) from continuing operations per share	$(0.04)	$—	$(0.96)	$0.02

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2005	3 Months Ended June 30, 2004	6 Months Ended June 30, 2005	6 Months Ended June 30, 2004
TOTAL COMPANY
Commissions	$201.1	$185.3	$393.6	$358.2
Fees	129.9	120.7	250.3	228.9
Investment income - fiduciary	5.4	3.3	9.4	6.1
Investment income - all other	30.9	57.3	60.9	102.3
Investment gains (losses)	3.8	2.1	3.7	4.6

Revenues	371.1	368.7	717.9	700.1

Compensation	189.1	174.4	382.3	339.7
Operating	74.1	65.7	143.6	130.3
Investment expenses	33.2	54.0	59.6	93.3
Interest	3.0	2.4	5.6	4.3
Depreciation	9.0	8.5	17.5	16.5
Amortization	5.3	5.8	10.6	8.8
Litigation and contingent commission related matters	—	—	166.0	—

Expenses	313.7	310.8	785.2	592.9

Earnings (loss) from continuing operations before income taxes	57.4	57.9	(67.3)	107.2
Provision (benefit) for income taxes	13.2	11.6	(37.9)	21.6

Earnings (loss) from continuing operations	44.2	46.3	(29.4)	85.6

Earnings (loss) on discontinued operations, net of income taxes	7.6	(0.2)	7.2	(0.6)

Net earnings (loss)	$51.8	$46.1	$(22.2)	$85.0

Diluted earnings (loss) from continuing operations per share	$0.46	$0.49	$(0.32)	$0.90
Diluted earnings (loss) on discontinued operations per share	0.08	—	0.08	—

Diluted net earnings (loss) per share	$0.54	$0.49	$(0.24)	$0.90

Dividends declared per share	$0.28	$0.25	$0.56	$0.50

Other Information
Basic weighted average shares outstanding (000s)	93,790	91,096	93,135	90,736
Diluted weighted average shares outstanding (000s)	95,584	94,343	95,194	94,152
Common shares repurchased (000s)	59	—	59	555
Annualized return on beginning tangible net worth (3)			NMF	43%
Number of acquisitions closed	5	3	7	10
Workforce at end of period (includes acquisitions)			8,052	7,180

Earnings (Loss) From Continuing Operations Before Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Pension Plan Curtailment Gain, Depreciation, Amortization and Stock Compensation Expense (4)

Earnings (loss) from continuing operations	$44.2	$46.3	$(29.4)	$85.6
Litigation and contingent commission related matters	—	—	166.0	—
Investment (gains) losses	(3.8)	(2.1)	(3.7)	(4.6)
Pension plan curtailment gain	(10.0)	—	(10.0)	—
Depreciation	9.0	8.5	17.5	16.5
Amortization	5.3	5.8	10.6	8.8
Amortization of deferred comp and restricted stock	1.4	2.7	4.1	4.8
Stock compensation expense	2.0	1.3	4.2	2.5
Tax effect	(0.9)	(3.2)	(66.0)	(5.3)

Earnings (loss) from continuing operations before, litigation and contingent commission related matters, investment (gains) losses, pension plan curtailment gain depreciation, amortization and stock compensation expense	$47.2	$59.3	$93.3	$108.3

On a diluted per share basis	$0.49	$0.63	$0.98	$1.15

See notes to second quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Jun 30, 2005	Dec 31, 2004
Cash and cash equivalents	$243.1	$224.6
Restricted cash	530.1	488.9
Unconsolidated investments - current	28.0	26.0
Premiums and fees receivable	1,514.2	1,355.5
Other current assets	160.5	132.8

Total current assets	2,475.9	2,227.8
Unconsolidated investments - noncurrent	108.6	132.4
Fixed assets related to consolidated investments - net	130.8	195.6
Other fixed assets - net	57.3	63.4
Deferred income taxes	199.7	184.8
Other noncurrent assets	71.8	59.7
Goodwill - net	224.1	219.0
Amortizable intangible assets - net	176.2	155.2

Total assets	$3,444.4	$3,237.9

Premiums payable to insurance and reinsurance companies	$2,065.2	$1,838.9
Accrued compensation and other accrued liabilities	298.3	253.4
Unearned fees	49.2	35.0
Income taxes payable	22.8	24.8
Other current liabilities	21.0	18.6
Corporate related borrowings	—	—
Investment related borrowings - current	35.3	41.4

Total current liabilities	2,491.8	2,212.1
Investment related borrowings - noncurrent	81.7	140.0
Other noncurrent liabilities	128.0	124.8

Total liabilities	2,701.5	2,476.9

Stockholders’ equity:
Common stock - issued and outstanding	94.6	92.1
Capital in excess of par value	206.1	146.4
Retained earnings	464.2	539.0
Unearned deferred compensation	(15.8)	(12.2)
Unearned restricted stock	(6.0)	(4.3)
Accumulated other comprehensive earnings (loss)	(0.2)	—

Total stockholders’ equity	742.9	761.0

Total liabilities and stockholders’ equity	$3,444.4	$3,237.9

Other Information
Tangible net worth (5)	$342.6	$386.8
Book value per share	$7.85	$8.26
Tangible book value per share (6)	$3.62	$4.20

Notes to Second Quarter 2005 Earnings Release and Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax litigation and contingent commission related matters divided by total revenues.

(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, investment gains (losses), pension plan curtailment gain, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	June 30, 2005		December 31, 2004		June 30, 2005
	Current	Noncurrent	Current	Noncurrent	LOCs & Financial Guarantees	Funding Commitments
Unconsolidated Investments:
Direct and indirect investments in Asset Alliance Corporation (AAC)	$0.3	$46.2	$0.8	$46.7	$—	$—

Low income housing (LIH) developments:
Bridge loans	3.9	—	5.2	—	—	—
Partnership interests	—	1.2	—	1.5	—	—
LIH Developer	—	8.9	—	9.2	—	—
Alternative energy investments:
Owned partnership interests	1.2	19.1	0.9	19.1	4.4	3.0
Biogas project	—	—	—	14.7	—	—
Partnership interest installment sales	22.2	9.7	18.6	12.9	—	—

Bermuda insurance investments	—	16.7	—	20.4	6.7	—

Real estate, venture capital and other investments	0.4	6.8	0.5	7.9	—	2.0

Total unconsolidated investments	28.0	108.6	26.0	132.4	11.1	5.0

Non-recourse borrowings - Biogas project	—	—	(0.2)	(13.8)	—	—

Net unconsolidated investments	$28.0	$108.6	$25.8	$118.6	$11.1	$5.0

Consolidated Investment Summary

(Unaudited - in millions)

	June 30, 2005	December 31, 2004	June 30, 2005
			LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$101.5	$101.3	$—	$—
Accumulated depreciation	(17.2)	(15.8)	—	—
Non-recourse borrowings - current	(0.9)	(0.9)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(72.7)	(73.1)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	3.8	2.8	—	—

Net investment	11.5	11.3	—	—

Florida community development:
Fixed assets	—	60.3	—	—
Accumulated depreciation	—	(0.7)	—	—
Non-recourse borrowings - current	—	(17.9)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	—	(0.1)	—	—
Recourse borrowings - noncurrent	—	(12.4)	—	—
Net other consolidated assets and liabilities	—	(2.4)	12.6	—

Net investment	—	9.8	12.6	—

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(15.9)	(14.1)	—	—
Non-recourse borrowings - current	(31.3)	(2.6)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	—	(29.9)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.1)	—	—	—

Net investment	4.5	5.2	—	—

Syn/Coal partnerships:
Fixed assets	15.7	15.6	—	—
Accumulated depreciation	(5.1)	(2.8)	—	—
Non-recourse borrowings - current	(3.1)	(2.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(6.0)	(7.7)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(1.4)	1.6	—	—

Net investment	0.1	3.9	—	—

Total consolidated investments:
Fixed assets	169.0	229.0	—	—
Accumulated depreciation	(38.2)	(33.4)	—	—
Non-recourse borrowings - current	(35.3)	(24.2)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	(78.7)	(110.8)	—	—
Recourse borrowings - noncurrent	(3.0)	(15.4)	—	—
Net other consolidated assets and liabilities	2.3	2.0	12.6	—

Net investment	$16.1	$30.2	$12.6	$—

(7 of 7)

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